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EXHIBIT 4.1


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                                   PENGE CORP.


                                    ARTICLE I

                                      Name
                                      ----

         The name of the corporation (hereinafter called "Corporation") is Penge Corp.

                                   ARTICLE II

                                    Duration
                                    --------

         The duration of the Corporation shall be perpetual, or until terminated by law.

                                   ARTICLE III

                               Purposes And Powers
                               -------------------

         The Corporation is organized for any and all lawful purposes for which a corporation may be organized under the Nevada Revised Statutes.

                                   ARTICLE IV

                                Authorized Shares
                                -----------------

         A. The Corporation is authorized to issue shares of two classes of stock: fifty million (50,000,000) shares of Common Stock, $.001 par value, and ten million (10,000,000) shares of Preferred Stock, $.001 par value.

         B. Holders of Common Stock are entitled to one vote per share on any matter submitted to the shareholders. Subject to any preferential rights of the Preferred Stock, holders of Common Stock are entitled to dividends when, as and if declared and paid by the Board of Directors of the Corporation. On dissolution of the Corporation, after any preferential amount with respect to the Preferred Stock has been paid or set aside, the holders of Common Stock and the holders of any series of Preferred Stock entitled to participate in the distribution of assets are entitled to receive the net assets of the Corporation.

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         C. The Board of Directors is authorized, subject to limitations prescribed by the Nevada Revised Statutes, as amended from time to time (the "NRS"), and by the provisions of this Article, to provide for the issuance of shares of Preferred Stock in series, to establish from time to time the number of shares to be included in each series and to prescribe the voting powers, designations, relative rights, preferences and limitations of the shares of each series. The authority of the Board of Directors with respect to each series includes, without limitation, determination of the following:

         (1) The number of shares in and the distinguishing designation of that series;

         (2) Whether shares of that series shall have full, special, conditional, limited or no voting rights, except to the extent otherwise provided by the NRS;

         (3) Whether shares of that series shall be convertible and the terms and conditions of the conversion, including provision for adjustment of the conversion rate;

         (4) Whether shares of that series shall be redeemable and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions or at different redemption dates;

         (5) The dividend rate, if any, on shares of that series, the manner of calculating any dividends and the preferences of any dividends;

         (6) The rights of shares of that series in the event of voluntary or involuntary dissolution of the Corporation and the rights of priority of that series relative to the Common Stock and any other series of Preferred Stock on the distribution of assets on dissolution; and

         (7) Any other rights, preferences and limitations of that series that are permitted by law to vary.

                                    ARTICLE V

                         Directors and Cumulative Voting
                         -------------------------------

         The Board of Directors shall consist of three to nine members, the number thereof to be determined from time to time by resolution of the Board of Directors or the stockholders. Within this range, the number of directors of the Corporation may be changed and re-established, from time to time, by the stockholders or the Board of Directors of the Corporation, but no decrease in the number of directors of the Corporation may shorten the term of any incumbent director.

         There shall be no cumulative voting of shares of this Corporation.

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                                   ARTICLE VI

                              No Preemptive Rights
                              --------------------

         Except as may otherwise be provided by the Board of Directors, no holder of any shares of this Corporation shall have any preemptive right to purchase, subscribe for or otherwise acquire any securities of this Corporation of any class or kind now or hereafter authorized.

                                   ARTICLE VII

                         Regulation of Internal Affairs
                         ------------------------------

         The Board of Directors may adopt Bylaws for the Corporation which are consistent with these Articles of Incorporation and the NRS and may amend, restate and repeal from time to time any Bylaw as provided hereafter.

         No contract, lease or other transaction between the Corporation and any other corporation, and no other act of the Corporation with relation to any other corporation shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors of the Corporation is pecuniarily or otherwise interested in, or are directors or officers of such other corporation. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated Corporation without regard to the fact that he is also a director of such subsidiary or affiliated Corporation. Any director of the Corporation, individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract, lease or other transaction with the Corporation, provided that the fact that he individually, or as a member of such firm or association is such a party to, or is so interested in, any contract, lease or other transaction with the Corporation, shall disclose, or shall have been known, to the Board of Directors or by a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken; and in any case described in this Article, any such director may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract, lease or other transaction and may vote thereat to authorize any such contract or transaction.

                                  ARTICLE VIII

            Limitation on Liability and Indemnification of Directors
            --------------------------------------------------------

         To the fullest extent permitted by Nevada law, the directors and officers of the Corporation shall not be liable to the Corporation or its stockholders for damages for their conduct or omissions as directors or officers.

         The Corporation shall indemnify and advance expenses to its directors, officers, employees, fiduciaries or agents and to any person who is or was serving at the Corporation's request as a director, officer, partner, trustee, employee, fiduciary or agent of another domestic or foreign corporation or other person or of an employee benefit plan (and their respective estates or personal representatives) to the fullest extent as from time to time permitted by Nevada law.

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         Any amendment to or repeal of this Article shall not adversely affect any right of an individual with respect to any right to indemnification arising prior to such amendment or repeal.

                                   ARTICLE IX

                                Nonassessability
                                ----------------

         Shares of the Corporation shall be nonassessable.

                                    ARTICLE X

                   Combinations with Interested Stockholders
                   -----------------------------------------

         The Corporation hereby opts out of the provisions of Sections 78.411 through 78.444, inclusive, of the NRS, and the provisions of those sections do not apply in any way to the Corporation or to any combination of the Corporation.

                                   ARTICLE XI

                                 Right to Amend
                                 --------------

         The Corporation reserves the right to amend, alter, change or repeal any provisions of these Articles of Incorporation, in the manner now or hereafter prescribed by law and by these Articles of Incorporation, and all rights and powers conferred herein to the shareholder and directors are subject to this reserved power.

                                   ARTICLE XII

                          Amended And Restated Articles
                          -----------------------------

         These Amended and Restated Articles of Incorporation supersede, replace, and restate in their entirety the original Articles of Incorporation of the Corporation and any subsequent amendments thereto. Any reference herein to Articles of Incorporation will be deemed a reference to these Amended and Restated Articles of Incorporation.

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